Exhibit 99.1

MPG Office Trust, Inc.
355 South Grand Ave., Suite 3300
Los Angeles, California 90071

March 1, 2011

Mr. Christopher M. Norton
[redacted]
[redacted]

Re:    EMPLOYMENT TERMS

Dear Christopher:

Effective as of March 1, 2011 (the “Effective Date”), this letter (the “Letter”) shall set forth the employment terms between you and MPG Office Trust, Inc. (the “REIT”) and MPG Office, L.P. (the “Operating Partnership” and together with the REIT, the “Company”). From and after the Effective Date, you and the Company agree that the Company will employ you on the terms and conditions set forth in this Letter:

1. EMPLOYMENT PERIOD. Subject to the provisions for earlier termination provided below, your employment hereunder shall be for a term (the “Employment Period”) commencing on the Effective Date and ending on February 29, 2012 (the “Initial Termination Date”); provided, however, that this Letter shall be automatically extended for one additional year on the Initial Termination Date, such that the Employment Period as extended will expire on February 28, 2013 (the “Final Termination Date”), unless either you or the Company elects not to so extend the term of the Letter by notifying the other party, in writing, of such election not less than 30 days prior to the Initial Termination Date.

2. POSITION, DUTIES AND RESPONSIBILITIES. During the Employment Period, you will be employed as Senior Vice President, Transactions of the REIT and the Operating Partnership. In the capacity of Senior Vice President, Transactions, you will have such duties and responsibilities as are established by the Company’s Chief Executive Officer or the Board of Directors from time to time. Your duties may be changed from time to time by the Company. During the Employment Period, you will work at the Company’s principal offices (currently located in downtown Los Angeles), except for travel to other locations as may be necessary to fulfill your responsibilities. At the Company’s request, you will serve the Company and/or its subsidiaries and affiliates in other capacities in addition to the foregoing. In the event that, during the Employment Period, you serve in any one or more of such additional capacities, your compensation will not be increased beyond that specified in this Letter. In addition, in the event your service in one or more of such additional capacities is terminated, your compensation, as specified in this Letter, will not be diminished or reduced in any manner as a result of such termination for so long as you otherwise remain employed under the terms of this Letter.

3. BASE SALARY. During the Employment Period, the Company will pay you a base salary, (the “Base Salary”) of $275,000 per year, less payroll deductions and all required withholdings, payable in accordance with the Company’s normal payroll practices and prorated for any partial month of employment.

4. ANNUAL BONUS. In addition to the Base Salary set forth above, you will be eligible to participate in the Company’s incentive bonus plan applicable to similarly situated executives of the Company for each fiscal year of the Company ending during the Employment Period. The amount of your annual bonus (the “Annual Bonus”) will be at the discretion of the Compensation Committee, subject to all terms of the Company’s bonus plan. Notwithstanding the foregoing, provided that you remain employed by the Company through December 31, 2011, your Annual Bonus for the Company’s 2011 fiscal year will be prorated for your partial year of service, and the minimum amount of such Annual Bonus will be equal to the product of (a) $75,000 times (b) the percentage of the fiscal year during which you were employed by the Company; provided further, that the minimum amount of such Annual Bonus shall be paid on or before March 15, 2012.

5. BENEFITS AND VACATION. During the Employment Period, you will be eligible to participate in all incentive, savings and retirement plans, practices, policies and programs maintained or sponsored by the Company from time to time which are applicable to other similarly situated executives of the Company, subject to the terms and conditions thereof. During the Employment Period, you will also be eligible for standard benefits, such as medical insurance, sick leave, vacations and holidays to the extent applicable generally to other similarly situated executives of the Company.

6. CONFIDENTIAL AND PROPRIETARY INFORMATION. As a condition of your employment with the Company, you agree that during the Employment Period and any time thereafter, you will not directly or indirectly disclose or appropriate to your own use, or the use of any third party, any trade secret or confidential information concerning the REIT, the Operating Partnership, MPG Office Trust Services, Inc., and their respective subsidiaries or affiliates (collectively, the “MPG Group”) or their businesses, whether or not developed by you, except as is required in connection with your services rendered for the Company. You further agree that, upon termination of your employment, you will not receive or remove from the files or offices of the MPG Group any originals or copies of documents or other materials maintained in the ordinary course of business of the MPG Group, and that you will return any such documents or materials otherwise in your possession. You further agree that, upon termination of your employment, you will maintain in strict confidence the projects in which any member of the MPG Group is involved or contemplating. You hereby acknowledge that irreparable injury will result to the Company in the event of a breach by you of your obligations under this Section 6 or Section 7 below, that monetary damages for such breach would not be readily calculable, and that the Company would not have an adequate remedy at law therefor. You further acknowledge, consent and agree that in the event of such breach, or the threat thereof, the Company shall be entitled, in addition to any other legal remedies and damages available, to specific performance thereof and to temporary and permanent injunctive relief (without the necessity of posting a bond) to restrain the violation or threatened violation of such obligations by you.

7. NON-SOLICITATION. You further agree that during the Employment Period and for one year after your employment is terminated, you will not directly or indirectly solicit, induce,

or encourage any employee, consultant, agent, customer, vendor, or other parties doing business with any member of the MPG Group to terminate their employment, agency, or other relationship with the MPG Group or such member or to render services for or transfer their business from the MPG Group or such member and you will not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

8. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

(a)    Without Cause Prior to the Initial Termination Date. Subject to Section 8(f) below, if, during the Employment Period, you incur a “separation from service” from the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)) (a “Separation from Service”) prior to the Initial Termination Date by reason of a termination of your employment by the Company without Cause (as defined below), then, in addition to any other amounts payable to you through the date of termination of your employment, the Company will pay you a lump-sum cash severance payment within 60 days after the date of your Separation from Service (such date, the “Date of Termination”) (with the exact payment date to be determined by the Company in its discretion) in an amount equal to $206,250.

(b)    Without Cause Following a Change in Control. Subject to Section 8(f) below, if a Change in Control (as defined below) occurs during the Employment Period and you incur a Separation from Service on or after the date of such Change in Control that is prior to the Initial Termination Date, or prior to the Final Termination Date, in the event that this Letter is extended pursuant to Section 1, by reason of a termination of your employment by the Company without Cause, then, in addition to any other amounts payable to you through the date of termination of your employment, the Company will pay you a lump-sum cash severance payment within 60 days after the Date of Termination (with the exact payment date to be determined by the Company in its discretion) in an amount equal to $206,250. For the avoidance of doubt, any amounts payable to you under this Section 8(b) shall be in lieu of any amounts payable to you under Section 8(a) above, and you shall not be entitled to receive duplicate payments under both Sections 8(a) and 8(b).

(c)    Severance Conditions and Other Provisions. Notwithstanding the foregoing, in no event shall you or your estate or beneficiaries be entitled to any such payments set forth in Section 8(a) or 8(b) upon any termination of your employment by reason of your total and permanent disability or your death. You shall not be required to mitigate the amount of any severance that may be payable to you under Section 8(a) or 8(b) by seeking other employment following a termination of your employment with the Company. Notwithstanding the foregoing, in no event shall payment of the amounts provided for in Section 8(a) or 8(b) be required to be made unless you execute and deliver to the Company a release of claims in a form reasonably acceptable to the Company (the “Release”) within 21 days (or, to the extent required by applicable law, 45 days) following the Date of Termination and you not revoke such Release within seven days thereafter.

(d)    Definition of Cause. For purposes of this Letter, “Cause” shall mean:

(i)    your willful and continued failure to substantially perform your duties with the Company (other than any such failure resulting from your incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to you by the Company, which demand specifically identifies the manner in which the Company believes that you have not substantially performed your duties;

(ii)    your willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company or its subsidiaries or affiliates;

(iii)    your conviction of, or entry by you of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude;

(iv)    a willful breach by you of your fiduciary duty to the Company which results in economic or other injury to the Company or its subsidiaries or affiliates; or

(v)    your willful and material breach of your covenants set forth in Section 6 or 7 above.

For purposes of this provision, no act or failure to act on your part will be considered “willful” unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company.

(e)    Definition of Change in Control. For purposes of this Letter, “Change in Control” shall mean shall mean the occurrence of any of the following events:

(i)    the acquisition, directly or indirectly, by any “person” or “group” (as those terms are defined in Sections 3(a)(9), 13(d), and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder) of “beneficial ownership” (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (“voting securities”) of the REIT that represent 35% or more of the combined voting power of the REIT’s then outstanding voting securities, other than:
(A)    an acquisition of securities by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the REIT or any person controlled by the REIT or by any employee benefit plan (or related trust) sponsored or maintained by the REIT or any person controlled by the REIT;
(B)    an acquisition of securities by the REIT or a corporation owned, directly or indirectly, by the stockholders of the REIT in substantially the same proportions as their ownership of the stock of the REIT; or

(C)    an acquisition of securities pursuant to a transaction described in clause (iii) below that would not be a Change in Control under clause (iii).
Notwithstanding the foregoing, the following event shall not constitute an “acquisition” by any person or group for purposes of this clause (i): an acquisition of the REIT’s securities by the REIT which causes the REIT’s voting securities beneficially owned by a person or group to represent 35% or more of the combined voting power of the REIT’s then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 35% or more of the combined voting power of the REIT’s then outstanding voting securities by reason of share acquisitions by the REIT as described above and shall, after such share acquisitions by the REIT, become the beneficial owner of any additional voting securities of the REIT, then such acquisition shall constitute a Change in Control;
(ii)    individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election by the REIT’s shareholders, or nomination for election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;
(iii)    the consummation by the REIT (whether directly involving the REIT or indirectly involving the REIT through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the REIT’s assets or (z) the acquisition of assets or stock of another entity, in each case, other than a transaction:
(A)    which results in the REIT’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the REIT or the person that, as a result of the transaction, controls, directly or indirectly, the REIT or owns, directly or indirectly, all or substantially all of the REIT’s assets or otherwise succeeds to the business of the REIT (the REIT or such person, the “Successor Entity”)) directly or indirectly, at least 50% of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
(B)    after which no person or group beneficially owns voting securities representing 35% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (B) as beneficially owning 35% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the REIT prior to the consummation of the transaction; or

(iv)    approval by the REIT’s shareholders of a liquidation or dissolution of the REIT.
For purposes of clause (i) above, the calculation of voting power shall be made as if the date of the acquisition were a record date for a vote of the REIT’s shareholders, and for purposes of clause (iii) above, the calculation of voting power shall be made as if the date of the consummation of the transaction were a record date for a vote of the REIT’s shareholders.
(f)    Six Month Delay. Notwithstanding anything to the contrary in this Letter, no compensation or benefits, including without limitation any severance payments or benefits payable under this Section 8, shall be paid to you prior to the expiration of the six-month period following your Separation from Service to the extent that the Company determines that paying such amounts at the time or times indicated in this Letter would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A of the Code without resulting in a prohibited distribution, including as a result of your death), the Company shall pay you a lump-sum amount equal to the cumulative amount that would have otherwise been payable to you during such period.

9. ARBITRATION. Except as set forth in Section 8 above, any disagreement, dispute, controversy or claim arising out of or relating to this Letter or the interpretation of this Letter or any arrangements relating to this Letter or contemplated in this Letter or the breach, termination or invalidity thereof shall be settled by final and binding arbitration administered by JAMS/Endispute in Los Angeles, California in accordance with the then existing JAMS/Endispute Arbitration Rules and Procedures for Employment Disputes. In the event of such an arbitration proceeding, you and the Company shall select a mutually acceptable neutral arbitrator from among the JAMS/Endispute panel of arbitrators. In the event you and the Company cannot agree on an arbitrator, the Administrator of JAMS/Endispute will appoint an arbitrator. Neither you nor the Company nor the arbitrator shall disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. Except as provided herein, the Federal Arbitration Act shall govern the interpretation, enforcement and all proceedings. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the state of California, or federal law, or both, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. The arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall render an award and a written, reasoned opinion in support thereof. Judgment upon the award may be entered in any court having jurisdiction thereof.

10. COMPANY RULES AND REGULATIONS. As an employee of the Company, you agree to abide by Company rules and regulations as set forth in the Company’s Employee Handbook, Code of Business Conduct and Ethics, Insider Trading Policy and as otherwise promulgated.

11. PAYMENT OF FINANCIAL OBLIGATIONS. The payment or provision to you by the Company of any remuneration, benefits or other financial obligations pursuant to this Letter will be allocated to the Operating Partnership, the REIT and, if applicable, any subsidiary and/or affiliate thereof in accordance with the Company’s Employee Sharing and Expense Allocation Agreement.

12. CODE SECTION 409A.

(a)    To the extent applicable, this Letter shall be interpreted and applied consistent and in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Letter to the contrary, if the Company determines that any compensation or benefits payable under this Letter may not be either exempt from or compliant with Section 409A of the Code and related Department of Treasury guidance, the Company may in its sole discretion adopt such amendments to this Letter or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Letter from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 12(a) shall not create any obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action.

(b)    To the extent permitted under Section 409A of the Code, any separate payment or benefit under this Letter or otherwise shall not be deemed “nonqualified deferred compensation” subject to Section 409A of the Code and Section 8(f) hereof to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4), Section 1.409A-1(b)(9) or any other applicable exception or provision of Section 409A of the Code.

(c)    To the extent that any payments or reimbursements provided to you under this Letter are deemed to constitute compensation to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed to you reasonably promptly, but not later than December 31 of the year following the year in which the expense was incurred. The amounts of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and your right to such payments or reimbursement shall not be subject to liquidation or exchange for any other benefit.

13. WITHHOLDING. The Company may withhold from any amounts payable under this Letter such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

14. ENTIRE AGREEMENT. This Letter and the employment terms set forth herein comprise the final, complete and exclusive agreement between you and the Company with respect to the subject matter hereof and replace and supersede any and all other agreements, offers or promises, whether oral or written, made to you by any member of the MPG Group or representative thereof. This Letter may not be modified unless in writing and signed by both you and a duly authorized representative of the Company.

15. CHOICE OF LAW. This Letter (including any claim or controversy arising out of or relating to this Letter) shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of California (without regard to conflict of law principles that would result in the application of any law other than the law of the State of California).

16. PROOF OF RIGHT TO WORK. As required by law, this offer of employment is subject to satisfactory proof of your right to work in the United States.

17. NOTICES. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to you: at your most recent address on the records of the Company

If to the REIT or the Operating Partnership:

MPG Office Trust, Inc.
355 South Grand Avenue, Ste. 3300
Los Angeles, CA 90071
Attn: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

18. COUNTERPARTS. This Letter and any agreement referenced herein may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

[Signature page follows]

Please confirm your agreement to the foregoing by signing and dating the enclosed duplicate original of this Letter in the space provided below for your signature and returning it to the Company. Please retain one fully-executed original for your files.

Sincerely,

MPG OFFICE TRUST, INC.,
a Maryland corporation

By:	/s/ JONATHAN L. ABRAMS
Name:	Jonathan L. Abrams
Title:	SVP & General Counsel

MPG OFFICE, L.P., a Maryland limited partnership

By:	MPG OFFICE TRUST, INC.
Its:	General Partner

By:	/s/ JONATHAN L. ABRAMS
Name:	Jonathan L. Abrams
Title:	SVP & General Counsel

Accepted and Agreed, this 1st day of March, 2011

By:	/s/ CHRISTOPHER M. NORTON
Christopher M. Norton